CSW Energy, Inc.
                              Statements of Income
              For the Twelve Months Ended December 31, 1997 & 1996
                                   (Unaudited)
                                    ($000's)

                                                  Dec. 31,    Dec. 31,
                                                    1997        1996
                                                  --------    --------
OPERATING REVENUE:
       Equity in income from energy projects       $15,805     $17,387
       Operation and maintenance services            4,271       4,098
       Other                                         1,162         282
                                                  --------    --------
                  Total operating revenue           21,238      21,767


OPERATING EXPENSES:
       Salaries, wages, and benefits                 5,186       5,145
       Loss on construction contract                  --           191
       Operation and maintenance services            4,460       2,575
       General and administrative                    1,056       5,677
       Nonrecoverable project development costs       --         6,187
                                                  --------    --------
                  Total operating expenses          10,702      19,775
                                                  --------    --------

INCOME FROM OPERATIONS                              10,536       1,992

OTHER INCOME (EXPENSE)
       Interest income                               8,497       1,052
       Interest expense                            (10,027)     (9,846)
       Other, net                                    2,922     (10,900)
                                                  --------    --------
                  Total other income (expense)       1,392     (19,694)
                                                  --------    --------

INCOME (LOSS) BEFORE INCOME TAXES                   11,928     (17,702)

PROVISION (BENEFIT) FOR INCOME TAXES                 4,766      (6,927)
                                                  --------    --------

                  Net income (loss)                 $7,162    $(10,775)
                                                  ========    ========